Exhibit 99.1

SecureAlert, Inc. Announces Record New Business Contracts, Capital Raise and Management Changes

Sandy, UT – (Marketwire 7/6/11) – SecureAlert, Inc. (OTCBB: SCRA), a leading international provider of patented, wireless electronic monitoring systems and services to public safety agencies, reported today the signing of 48 new domestic and international contracts, as well as a paradigm shift and changes in management.

Between April 1, 2011 and June 30, 2011, the Company received minimum orders for an incremental 5,060 of the Company’s ReliaAlert™ tracking devices to be delivered over the next six months, which could increase to up to 10,120 units at maturity.  These orders for tracking devices, monitoring and other advisory services represent a minimum of approximately $8,100,000 in incremental revenue growth through the end of calendar 2011, with a full impact of approximately $23,300,000 in revenue for calendar 2012.

To support this new business and anticipated global growth, the Company also announced that it had secured a commitment for an additional $13,500,000 in capital through a combination of both equity and credit line facilities.

The Company also announced management changes effective June 30, 2011.  SecureAlert’s founder and long time supporter, CEO and Chairman, David Derrick, has stepped down to pursue other business interests.  “I feel that we have taken SecureAlert to the threshold of strength and stability,” stated Mr. Derrick.  “It is now time for others with the appropriate skills and talent to take SecureAlert to the next level.  I believe SecureAlert can become the leading company in this fast growing market of offender tracking.”  Mr. Derrick will continue to support the Company by committing to increase his equity position in the Company.  The Board of Directors appointed John L. Hastings III, currently President and Chief Operating Officer of the Company, as its new Chief Executive Officer.

Noted Mr. Hastings, “David Derrick brought the idea of intervention and interactive offender monitoring to reality. David, together with his business partner James Dalton, are entrepreneurs and visionaries, who took the Company from an idea through to this important milestone in our Company’s history, starting up the Company, developing an entirely new technology and establishing the first-of-its-kind intervention monitoring center, at our Utah-based headquarters.”As SecureAlert is now poised to leave the start-up phase and heading to become one of the leading solution providers of GPS-based electronic monitoring of offenders, David Derrick has handed over the leadership of the Company to the next management generation that will lead SecureAlert into national and global growth, and we are grateful for his many contributions,” concluded Hastings.

The Company also announced that Dr. Edgar Bernardi, a Director of the Company, has resigned to pursue other interests.  The Board intends to nominate new directors to fill the vacancies resulting from the departures of Mr. Derrick and Dr. Bernardi for approval at the Company’s next meeting of the shareholders.

In other news, the Company announced it had completed the acquisition of all shares of the outstanding capital stock of Midwest Monitoring & Surveillance, Inc.  Additional details regarding this and the other transactions described above will be made available in separate press releases and in filings with the Securities and Exchange Commission.

About SecureAlert

SecureAlert is a leading international provider of reliable electronic monitoring solutions, case management and services widely utilized by law enforcement agencies worldwide.  SecureAlert offers real-time intervention services and innovative technologies to observe and track offenders wherever they may be: In their car, home or office. The Company delivers highly reliable intervention technologies and peace-of-mind through programs which allow probationers and paroled offenders to re-enter society by electronically monitoring them 24 hours a day, for enhanced public safety, while reducing the overall burdens and costs carried by the criminal justice and corrections systems.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including future growth and earnings opportunities of the Company. Statements in this release that are considered to be forward-looking include the statements regarding the placement of approximately 5,060 tracking devices and the potential for up to a total of 10,120 units at maturity of the new contracts entered into, the potential for incremental revenue of a minimum of $8,100,000 through the end of 2011 and up to $23,300,000 through calendar 2012, and the possible raise of $13,500,000 in debt and/or equity or a combination thereof under the commitment mentioned, as well as statements regarding the future performance and success of the Company throughout the release.  Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the Company's ability to retain and to promptly satisfy current backorders and other economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the Company's business and financial plans. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's most recent filings with the Securities and Exchange Commission.

For more information please contact: Investor Relations at SecureAlert, Inc. (801) 451-6141